Exhibit 99.3

KINGSWOOD ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

Binah Capital Group, Inc. (formerly “Kingswood Acquisition Corp.”)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kingswood Acquisition Corp. (the “Company”) as of December 31, 2023 and 2022, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audits, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor from 2020 to 2025.

Houston, Texas

December 13, 2024

KINGSWOOD ACQUISITION CORP.

BALANCE SHEETS

	December 31,
	2023	2022
Assets
Cash	$111,675	$277,511
Due from Sponsor for Trust Account funding	138,437	—
Prepaid taxes	42,850	58,141
Prepaid expense	25,750	—
Total current assets	318,712	335,652

Trust Account	6,262,478	5,514,494
Total Assets	$6,581,190	$5,850,146

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$3,542,157	$3,849,284
Redemptions payable	124,176	—
Convertible promissory note	1,645,525	1,351,662
Deferred tax liability	40,014	31,151
Excise and income taxes payable	14,594	—
Total current liabilities	5,366,466	5,232,097

Deferred underwriters’ compensation	4,025,000	4,025,000
Warrant liability	1,584,051	672,978
Total liabilities	10,975,517	9,930,075

Commitments and Contingencies (Notes 3 and 7)
Class A Common Stock subject to possible redemption, 484,083 and 508,456 shares at redemption value of $12.24 and $10.25, as of December 31, 2023 and 2022, respectively	5,925,887	5,211,674

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 2,709,000 and 104,000 shares issued and outstanding, excluding 484,083 and 508,456 shares subject to possible redemption, at December 31, 2023 and 2022, respectively	271	10
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 270,000 and 2,875,000 shares issued and outstanding, at December 31, 2023 and 2022, respectively	27	288
Additional paid-in capital	—	—
Accumulated deficit	(10,320,512)	(9,291,901)
Total stockholders’ deficit	(10,320,214)	(9,291,603)
LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ DEFICIT	$6,581,190	$5,850,146

The accompanying notes are an integral part of these financial statements.

KINGSWOOD ACQUISITION CORP.

STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2023	2022
Operating costs	$2,387,899	$4,784,480
Loss from operations	(2,387,899)	(4,784,480)

Other (expense) income:
Forgiveness of legal expenses	2,372,208	-
Interest income	220,110	255,057
Change in fair value of convertible promissory note	(43,863)	148,338
Change in fair value of warrant liabilities	(911,073)	5,770,129
Total other (expense) income	1,637,382	6,173,524

(Loss) income before provision for income taxes	(750,517)	1,389,044
Provision for income taxes	(33,914)	36,810
Net (loss) income	$(784,431)	$1,352,234

Basic and diluted weighted average shares outstanding, Class A common stock, subject to possible redemption	498,450	4,859,959
Basic and diluted net (loss) income per share	$(0.22)	$0.17
Basic and diluted weighted average shares outstanding, Class A and Class B common stock not subject to redemption	2,979,000	2,979,000
Basic and diluted net (loss) income per share	$(0.23)	$0.17

The accompanying notes are an integral part of these financial statements.

KINGSWOOD ACQUISITION CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

	Class A		Class B		Additional		Total
	Common Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance-December 31, 2021	104,000	$10	2,875,000	$288	—	$(10,256,949)	$(10,256,651)
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(387,186)	(387,186)
Net income	—	—	—	—	—	1,352,234	1,352,234
Balance-December 31, 2022	104,000	10	2,875,000	288	—	(9,291,901)	(9,291,603)
Excise tax payable	—	—	—	—	—	(2,884)	(2,884)
Conversion of Class B shares to Class A	2,605,000	261	(2,605,000)	(261)	—	—	—
Remeasurement of Class A common stock subject to possible redemption	—	—	—	—	—	(241,296)	(241,296)
Net loss	—	—	—	—	—	(784,431)	(784,431)
Balance-December 31, 2023	2,709,000	$271	270,000	$27	$—	$(10,320,512)	$(10,320,214)

The accompanying notes are an integral part of these financial statements.

KINGSWOOD ACQUISITION CORP.

STATEMENTS OF CASH FLOWS

	For the
	Year Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(784,431)	$1,352,234
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on Trust Account	(220,110)	(254,973)
Forgiveness of legal expenses	(2,372,208)	-
Change in fair value of convertible note	43,863	(148,338)
Change in fair value of warrant liabilities	911,073	(5,770,129)
Write-off due to related party	—	(1,667)
Changes in working capital:
Receivables	—	(58,141)
Deferred tax liability	8,863	31,151
Prepaid taxes	1,950	—
Prepaid expenses	(25,750)	132,740
Accounts payable and accrued expenses	2,065,081	3,091,189
Income taxes payable	25,051
Net cash used in operating activities	(346,618)	(1,625,934)

Cash flows from investing activities:
Cash withdrawn from Trust Account in connection with redemption	164,309	113,037,043
Investment in Trust – for extension from Wentworth	(622,965)	—
Investment in Trust – for extension from Sponsor	(69,218)	(435,033)
Net cash (used in) provided by investing activities	(527,874)	112,602,010

Cash flows from financing activities:
Redemption of Class A common stock subject to possible redemption	(164,309)	(113,037,043)
Proceeds from convertible promissory note	250,000	1,500,000
Trust Funding – for extension from Wentworth	622,965	—
Net cash provided by (used in) financing activities	708,656	(111,537,043)

Net change in cash	(165,836)	(560,967)
Cash, beginning of the period	277,511	838,478
Cash, end of period	$111,675	$277,511
Supplemental disclosure of cash flow information:
Non-cash investing and financing transactions:
Federal income taxes paid	$—	$19,000
Redemptions payable	$124,176	$—
Due from Sponsor for Trust funding	$138,437	$—
Accretion of Class A common stock subject to possible redemption	$241,296	$387,186
Excise tax payable	$2,884	$—
Conversion of Class B shares to Class A	$261	$—

The accompanying notes are an integral part of these financial statements

Note 1 — Organization and Business Operations

Kingswood Acquisition Corp. (the “Company”) is a blank check company incorporated as a Delaware corporation on July 27, 2020. The Company was formed for the purpose of acquiring, merging with, engaging in capital stock exchange with, purchasing all or substantially all of the assets of, engaging in contractual arrangements, or engaging in any other similar business combination with a single operating entity, or one or more related or unrelated operating entities operating in any sector.

The Company’s sponsor is Kingswood Global Sponsor LLC (“Sponsor”), a Delaware limited liability company.

As of December 31, 2023, the Company had not commenced any operations. All activity for the period from July 27, 2020 (inception) through December 31, 2023, relates to the Company’s formation and initial public offering (“Public Offering” or “IPO”), and, since the completion of the Public Offering, searching for a target to consummate a business combination. The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Public Offering and placed in the Trust Account (defined below) and recognizes changes in the fair value of warrant liabilities and Convertible Promissory Notes (as defined below) as other income (expense).

Public Offering

The Company completed the sale of 10,000,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit on November 24, 2020. Simultaneous with the closing of the Public Offering, the Company completed the sale of 6,050,000 warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant, which is discussed in Note 5.

In connection with the Public Offering, the underwriters were granted a 30-day option from the date of the prospectus for the Public Offering to purchase up to 1,500,000 additional units to cover over-allotments (the “Over-Allotment Units”), if any. Simultaneously with the closing of the Public Offering, the underwriters elected to exercise its over-allotment option in full, which, at $10.00 per Unit, generated gross proceeds of $15,000,000. The Company, in parallel, consummated the private placement of an additional 431,550 Private Warrants at a price of $1.00 per Private Warrant, which generated total additional gross proceeds of $431,550.

The Company had until November 24, 2022 to complete a business combination (the “Combination Period”). If the Company is unable to consummate its initial business combination within the Combination Period, the Company will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under the law of the state of Delaware to provide for claims of creditors and the requirements of other applicable law, and (iv) unless time for which the business combination is otherwise extended as further outlined below under the heading “Proxy Statement”. The Combination Period was extended until March 15, 2024 and the business combination was consummated on March 15, 2024.

The Company’s Initial stockholders agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete its initial business combination within the Combination Period. However, if the initial stockholders acquire public shares in or after the Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such public shares if the Company fails to complete a business combination during the Combination Period.

Business Combination Agreement

On July 7, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Binah Capital Group, Inc., a Delaware corporation and wholly owned subsidiary of Kingswood (“Holdings”), Kingswood Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and Wentworth Management Services LLC, a Delaware limited liability company (“Wentworth”). In addition, contemporaneously with the execution of the Merger Agreement, (i) certain holders of Wentworth’s membership units representing a majority of the Wentworth’s outstanding membership interests entered into a Wentworth Support Agreement pursuant to which such Wentworth members agreed, among other things, to approve the Merger Agreement and the transaction, (ii) the Company and Sponsor entered into a Founder Support Agreement pursuant to which certain holders of founder shares agreed to approve the Merger Agreement and the transaction and (iii) certain holders of Kingswood’s common stock, par value $0.0001 per share (“Kingswood Common Stock”) and Kingswood Private Placement Warrants entered into a Founder Support Agreement, pursuant to which, among other things, such holders of Kingswood Common Stock agreement to approve the Merger Agreement and the transaction.

On December 30, 2022, the Company, Holdings, and Wentworth entered into a side letter agreement to the Merger Agreement revising the Merger Agreement to extend the date upon which the Merger Agreement is terminable by either the Company or Wentworth from December 30, 2022 to June 30, 2023.

On March 20, 2023, the Company, Holdings, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth entered that certain First Amendment to the Merger Agreement to, among other things, (i) amend and restate the definition of “Transaction Expenses Shortfall” in the Merger Agreement to an amount equal to (x) the Outstanding Transaction Expenses (as defined in the Merger Agreement) minus (y) the Available Closing Date Cash (as defined in the Merger Agreement); (ii) amend and restate the condition precedent in Section 8.03(k) of the Merger Agreement to require that Available Closing Date Cash be sufficient to cover an amount equal to the sum of $3,500,000 and the Outstanding Transaction Expenses; and (iii) amend and restate the termination rights in Section 9.01©(B) to allow for the termination of the Merger Agreement if the Available Closing Date Cash is insufficient to cover the sum of $3,500,000 and the Outstanding Transaction Expenses.

On September 13, 2023, the Company, Holdings, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth entered that certain Second Amendment to the Merger Agreement further amending, modifying, and supplementing the Merger Agreement (as amended) to, among other things:

•	add definitions for (x) “Additional Sponsor Loans” to mean an additional $250,000 to be loaned to the Company by Sponsor or an Affiliate of Sponsor between the date of the Second Amendment and the Closing Date; and (y) “Additional Shares of Holdings Common Stock” to mean 1,100,000 shares of common stock of Holdings (“Holdings Common Stock”) to be issued to those certain holders of Continuing Company Units (as defined in the Merger Agreement) (in the amounts determined by Wentworth) and provided to the Company and Holdings in writing prior to the filing of the final amendment to the registration statement of which this proxy statement/prospectus forms a part;

•	amend the definition of “Company Merger Consideration” to mean (i) 12,000,000 shares of Holdings Common Stock at the Per Share Price (as defined in the Merger Agreement) (excluding any amount of warrants of Holdings issued or issuable to Continuing Company Unit Holders), plus (ii) the Additional Shares of Holdings Common Stock;

•	delete the definitions of “Converted Company Debt Amount” and “Minimum Company Share Amount” and references to such terms in the Merger Agreement;

•	amend and restate Section 2.09(d)(i) to provide for the forfeiture by Sponsor of 3,084,450 Private Warrants immediately prior to the effective time of the business combination;

•	amend Section 2.09(b) to provide for the escrow (or at Sponsor’s option, forfeiture) of 1,100,000 shares of Holdings Common Stock that would otherwise be issued to Sponsor in respect of its shares of common stock of the Company at closing and the release of such shares (or in the case of forfeiture, reissuance of an equal number of shares) to Sponsor if the VWAP of Holdings Common Stock exceeds $12.00 for 20 trading days within any 30-day trading period during the four-year period following the closing of the business combination;

•	amend Section 2.11(d) to provide that (i) the Additional Shares of Holdings Common Stock will not be subject to the Lock-Up Agreement, and (ii) Craig Gould has the ability to release PPD Group, LCC and/or Wentworth Funding, LLC (or any of their ultimate beneficial owners who receive Holdings Common Stock) and the Holdings Common Stock owned by such holders from the obligations under the Lock-Up Agreement (as defined in the Merger Agreement) to the extent necessary to cause Holdings to satisfy the initial listing requirements of the National Exchange (as defined in the Merger Agreement) upon which the Holdings Common Stock has applied to be listed;

•	amend Section 2.16 to provide that if the closing does not occur then the Company shall promptly reimburse Wentworth the amount of such SPAC Extension Costs (as defined in the Merger Agreement) and if Closing does not occur due to the Company’s failure to satisfy any of the conditions precedent to closing that are reasonably with the control of the Company, the Company shall reimburse and pay to Wentworth up to $150,000 of costs and other expenses actually reimbursed by Wentworth to the prospective purchaser of the Series A Convertible Preferred Stock;

•	further amend Section 2.16 to provide Wentworth with the option to cause the outstanding Sponsor Loans and Additional Sponsor Loans to be repaid by Holdings at the closing either (A) through the issuance of shares of Holdings Common Stock of equal value, or (B) in immediately available funds, provided, however, that in case of clause (B) Sponsor will be required to surrender a number of shares of Holdings Common Stock of equal value otherwise issuable to it in connection with the closing of the business combination;

•	further amend Section 2.16 to require the Outstanding SPAC Expenses (as defined in the Merger Agreement) incurred by the Company in connection with any prior business combination not consummated by the Company (“Prior Expenses”) to be allocated to Sponsor and its equity holders on a pro-rata basis, and be repaid by (A) them in exchange for the issuance to such Sponsor and its equity holders a number of shares of Holdings Common Stock of equal value, or (B) Holdings in exchange for such Sponsor and its equity holders’ surrender of a number of shares of Holdings Common Stock of equal value;

•	further amend Section 2.16 to provide Wentworth the option (subject to the prior written consent of the Company) to pay any Outstanding Company Expenses (as defined in the Merger Agreement) owed to unrelated third parties prior to the closing, in exchange for the issuance of number of additional shares of Holdings Common Stock of equal value;

•	amend and restate the covenants and agreements in Section 7.10 to (A) require each of Wentworth, the Company and Holdings to use their commercially reasonable best efforts to enter into and consummate subscription agreements with investors relating to a private placement of shares in Wentworth, the Company and/or Holdings, and/or the entry into backstop arrangements with potential investors, and (B) acknowledge and agree that the proposed issuance and sale by Holdings at closing of up to 1,500,000 Series A Convertible Preferred Stock of Holdings on the terms set forth on the term sheet dated August 9, 2023 has been agreed upon by each of Wentworth, the Company and Holdings;

•	amend and restate the closing condition in Section 8.03(h) to require the Sponsor Loans and Additional Sponsor Loans be paid in full prior to or substantially concurrently with the closing of the business combination;

•	amend and restate the closing condition in Section 8.03(k) to require the Available Closing Date Cash not be less than $14,000,000;

•	amend and restate the closing condition in Section 8.03(l) to require the Company Merger Consideration (as defined in the Merger Agreement) to be issued prior to or substantially concurrently with the closing of the business combination;

•	amend the definition of “Termination Date” by replacing “June 30, 2023” with “November 24, 2023; and

•	amend and restate the termination rights in Section 9.01© to allow for the termination of the Merger Agreement if the conditions specified in Section 8.03(k) and 8.03(l) are not capable of being satisfied at the closing of the business combination.

On January 16, 2024 the Company, Holdings, Kingswood Merger Sub, Wentworth Merger Sub and Wentworth entered that certain Third Amendment to the Merger Agreement further amending, modifying, and supplementing the Merger Agreement (as amended) by replacing the “Termination Date” of November 24, 2023 with February 24, 2024.

Associated with the Merger Agreement, Wentworth has agreed to pay for certain merger related expenses and additional funding in the Trust Account. For the year ended December 31, 2023, Wentworth deposited $622,965 into the Trust Account.

Proxy Statements

On May 18, 2022, the Company convened its special meeting in lieu of an annual meeting of stockholders virtually and voted in the affirmative on the proposal to extend the date by which the Company must complete its business combination (the “Business Combination”) from May 24, 2022 to November 24, 2022 (“Extension Amendment Proposal”). In connection with the Extension Amendment Proposal, shareholders holding 10,036,744 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. On May 20, 2022, the Company paid from the Trust Account an aggregate amount of $102,894,278, or approximately $10.25 per share, to redeeming shareholders. For each one-month extension, the Sponsor agreed to contribute, as a loan, to the Company $60,969 or approximately $0.04 per Public Share not redeemed in connection with the Extension Amendment. Contributions to the Trust Account in the amount of $60,969 were payable monthly through the Company’s extension date in November 2022.

On November 23, 2022, the Company convened its special meeting in lieu of an annual meeting of stockholders virtually and voted in the affirmative on the proposal to extend the date by which the Company must complete its initial business combination from November 24, 2022 to May 24, 2023 (the “Extension Amendment Proposal 2”). In connection with the Extension Amendment Proposal 2, shareholders holding 954,800 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. On November 21, 2022, the Company paid from the Trust Account an aggregate amount of $10,142,765, or approximately $10.62 per share, to redeeming shareholders. In connection with such extension and pursuant to the Merger Agreement, Wentworth deposited $69,218 per month into the Trust Account through the Company’s extension date in May 2023.

On May 18, 2023, the Company convened a special meeting of stockholders virtually and voted in the affirmative on the proposal to extend the date by which the Company must complete its initial Business Combination from May 24, 2023 to August 24, 2023 (the “Extension Amendment Proposal 3”). In connection with the Extension Amendment Proposal 3, shareholders holding 14,406 Public Shares exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. On May 23, 2023, the Company paid from the Trust Account an aggregate amount of $164,297, or approximately $11.40 per share, to redeeming shareholders. With the redemption of $164,297 from the Trust Account, the Company may be subject to a U.S. federal 1% excise tax equal to $1,642. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase.

On August 17, 2023, the Company convened a special meeting of stockholders virtually and voted in the affirmative on the proposal to extend the date by which the Company must complete its initial Business Combination from August 24, 2023 to November 24, 2023 (the “Extension Amendment Proposal 4”). In connection with the Extension Amendment Proposal 4, a shareholder holding one Public Share exercised their right to redeem such Public Share for a pro rata portion of the Trust Account. On August 23, 2023, the Company paid from the Trust Account $12.23 to the redeeming shareholder. With the redemption of $12.23 from the Trust Account, the Company may be subject to a U.S. federal 1% excise tax equal to $0.12.

Additionally, at such special meeting the Company’s stockholders approved further amendments to the Company’s second amended and restated certificate of incorporation to provide holders of the Company’s Class B common stock the right to convert their shares of Class B common stock into shares of Class A common stock on a one-to-one basis at any time and from time to time at the election of the holder. On August 17, 2023, Sponsor converted 2,605,000 shares of Class B common stock into shares of Class A common stock on a one-for-one basis. The holders of the newly converted shares of Class A common stock have agreed to carry over the transfer restrictions associated with the Founder Shares and have no rights to funds in the Trust Account.

Following the aforementioned conversion and redemptions, the Company had 3,203,049 shares of Class A common stock and 270,000 shares of Class B common stock issued and outstanding.

On November 17, 2023, the Company held a special meeting at which the Company’s stockholders approved extending the date by which the Company must complete its initial Business Combination from November 24, 2023 to February 24, 2024. In connection with the approval of the extension, stockholders elected to redeem 9,966 Public Share and exercised their right to redeem such Public Share for a pro rata portion of the Trust Account. The Company expects to pay approximately $12.46 from the Trust Account or an aggregate of $124,176 from the Trust Account to the redeeming stockholders with respect to such redeemed Public Shares. As of December 31, 2023, the redemption remains outstanding and is included as redemptions payable on the balance sheet. With the redemption of $124,176 from the Trust Account, the Company may be subject to a 1% excise tax equal to $1,242.

Following the aforementioned redemptions, the Company had 3,193,083 shares of Class A common stock and 270,000 shares of Class B common stock issued and outstanding at December 31, 2023.

On February 22, 2024, the Company convened its special meeting of stockholders and the stockholders approved the proposal to extend the date by which the Company must complete its initial Business Combination from February 24, 2024 to March 15, 2024. In connection with the approval of the extension, stockholders elected to redeem 1,060 Public Shares and exercised their right to redeem such Public Shares for a pro rata portion of the Trust Account. The Company paid approximately $12.98 from the Trust Account or an aggregate of $13,766 from the Trust Account to the redeeming stockholders with respect to such redeemed Public Shares. With the redemption of $13,766 from the Trust Account, the Company may be subject to a 1% excise tax equal to $137.

On March 8, 2024, the Company filed a seventh amendment to the second amended and restated certificate of incorporation of the Company with the Secretary of the State of Delaware (the “Amendment”). Additionally, on March 8, 2024, the Company convened its special meeting of stockholders (the “Special Meeting”) at which the stockholders approved the Business Combination and related matters (See Note 2 – Business Combination).

In connection with such extension and pursuant to the Merger Agreement, Wentworth agreed to deposit $69,218 per month into the Trust Account through the Company’s extension date to March 15, 2024.

For the year ended December 31, 2023, the Sponsor deposited $69,218 and Wentworth deposited $622,965 in the Trust Account for an aggregate amount of $692,183. Additionally, the Company owes the Trust Account $138,437 related to the extension of the Combination Period to February 24, 2024.Subsequent to December 31, 2023, Wentworth deposited an amount to satisfy the amount owed to the Trust Account and the extension of the Combination Period to March 15, 2024.

Liquidity, Capital Resources, and Going Concern

As of December 31, 2023, the Company had cash of $111,675 and working capital deficit of $5,047,754.

On March 24, 2022, the Company and Sponsor entered into a convertible promissory note (the “Initial Convertible Promissory Note”) pursuant to which Sponsor agreed to loan the Company up to $1,500,000 (such loans, the “Initial Working Capital Loans”). The Initial Convertible Promissory Note provides that, upon the consummation of a Business Combination, the Initial Working Capital Loans would either be repaid, without interest, or, at the Sponsor’s election, converted into additional Private Warrants at a price of $1.00 per Private Warrant. If a Business Combination is not consummated, the Initial Convertible Promissory Note provides that the Company will use a portion of proceeds held outside the Trust Account to repay the Initial Working Capital Loans, but no proceeds held in the Trust Account would be used for such purposes. As of December 31, 2023 and December 31, 2022, $1,500,000, was drawn on the Initial Convertible Promissory Note, presented at its fair value of $1,645,525, and $1,351,662, respectively.

On October 6, 2023, the Company and the Sponsor amended and restated the Initial Convertible Promissory Note and entered into an additional convertible promissory note.

If the Company’s estimate of the costs of completing the Merger Agreement are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate the business prior to a Business Combination. Moreover, in addition to the access to the Working Capital Loans, the Company may need to obtain other financing either to complete a Business Combination or because the Company redeemed a significant number of public shares upon consummation of a business combination, in which case the Company may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of a business combination. If the Company is unable to complete a business combination because the Company does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following a business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet its obligations.

The Company had until March 15, 2024 to consummate a business combination. On March 15, 2024, the Business Combination was consummated. See Note 2 – Business Combination. Management has determined that as a result of the consummation of the Business Combination, there is not a substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance of the financial statements.

Risks and Uncertainties

Management is continuing to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing military conflict between the Russian Federation the Ukraine and the military action between Hamas and Israel have created and are expected to create global economic consequences. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Consideration of Inflation Reduction Act Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a business combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a business combination and in the Company’s ability to complete a business combination.

Note 2 — Business Combination

On March 15, 2024, the Business Combination was consummated and will be accounted for as a reverse recapitalization acquisition in accordance with FASB ASC 805-40, Business Acquisitions. Under this method of accounting, the Company is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the consolidated financial statements of Holdings will represent a continuation of the consolidated financial statements of Wentworth with the business combination treated as the equivalent of Holdings issuing shares for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the business combination will be those of the Company and Wentworth in future reports of Holdings.

In connection with the consummation of the Business Combination on March 15, 2024, stockholders elected to redeem 403,066 Public Share and exercised their right to redeem such Public Share for a pro rata portion of the Trust Account. The Company paid approximately $13.15 from the Trust Account or an aggregate of $5,300,317 from the Trust Account to the redeeming stockholders with respect to such redeemed Public Shares. Subsequent to this redemption, the shares of Class A and Class B common stock outstanding was 2,788,957 and 270,000, respectively. With the redemption of $5,300,317 from the Trust Account, the Company may be subject to a 1% excise tax equal to $53,003.

Note 3 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statement is presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. The more significant accounting estimates included in these financial statements is the determination of fair value of the warrant liabilities and the Initial Convertible Promissory Note. Such estimates may be subject to change as more current information becomes available and accordingly, the actual results could differ significantly from those estimates.

Trust Account

At December 31, 2022, assets held in the Trust Account were held in a money market mutual fund. In February 2023, the Company transferred its investments from a money market mutual fund to a demand deposit account and at December 31, 2023, assets held in the Trust Account were held in a demand deposit account. Demand deposit accounts and money market mutual funds are characterized as Level 1 investments within the fair value hierarchy under ASC 820 (as defined below). Gains and losses resulting from the change in fair value of assets held in Trust Account are included in interest income in the accompanying statements of operations. The estimated fair values of assets held in Trust Account are determined using available market information. At December 31, 2023 and 2022, the Company had $6,262,478 and $5,514,494 held in the Trust Account, respectively.

Due from Sponsor for Trust Account funding

The Company has not made payments of $138,437 to the Trust Account related to funding the extension of the Combination Period to February 24, 2024. The Class A Common Stock subject to possible redemption on the balance sheet reflects the $138,437 funding of the Trust Account. Subsequent to December 31, 2023, Wentworth deposited $207,655 related to the satisfaction of the amount owed to the Trust Account and the extension of the Combination Period to March 15, 2024.

Prepaid taxes

Prepaid taxes at December 31, 2023 and 2022 in the amount of $42,850 and $58,141 with taxing authorities related to estimated tax payments. At December 31, 2023, prepaid taxes represents $42,850 of Delaware franchise taxes. At December 31, 2022, prepaid taxes represents $44,800 of Delaware franchise taxes and $13,141 of prepaid income taxes.

Warrant Liabilities

The Company evaluated its Warrants, (which are discussed in Note 4 and Note 10) in accordance with ASC 815-40, “Derivatives and Hedging; Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that a provision in the Warrant Agreement related to certain transfers, tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815-40, the Warrants are recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, “Fair Value Measurement”, with changes in fair value recognized in the statement of operations in the period of change.

Convertible Promissory Notes

On March 24, 2022, the Company and Sponsor entered into the Initial Convertible Promissory Note pursuant to which Sponsor agreed to loan the Company up to $1,500,000. The Initial Convertible Promissory Note provides that, upon the consummation of a Business Combination, the Initial Working Capital Loans would either be repaid, without interest, or, at the Sponsor’s election, converted into additional Private Warrants at a price of $1.00 per Private Warrant. If a Business Combination is not consummated, the Initial Convertible Promissory Note provides that the Company will use a portion of proceeds held outside the Trust Account to repay the Initial Working Capital Loans, but no proceeds held in the Trust Account would be used for such purposes. The Company elected the fair value option as the reporting value of the Initial Convertible Promissory Note. As a result of applying the fair value option, the Company records each draw with a gain or loss recognized at issuance, and subsequent changes in fair value are recorded as change in fair value of convertible promissory note on the statement of operations. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s assumptions a market participant would use in pricing the asset or liability. At December 31, 2023 and 2022, the Company had drawn down $0 and $1,500,000, respectively under the Initial Convertible Promissory Note.

On October 6, 2023, the Company and Sponsor entered into the A&R Convertible Promissory Note, which amends and restates the Initial Convertible Promissory Note to provide that, among other things, upon the consummation of a Business Combination , the Initial Working Capital Loans would either be repaid, or at Wentworth’s election, converted into a number of shares of Class A common stock of the Company (or the shares or other securities of another entity for or into which the Class A common stock of the Company are exchangeable or convertible in connection with a Business Combination) equal to the then aggregate principal amount plus accrued and unpaid interests outstanding, divided by $10.00.

Also on October 6, 2023, the Company and Sponsor entered into the Additional Convertible Promissory Note pursuant to which Sponsor agreed to loan the Company up to $250,000 (such loans, the “Additional Working Capital Loans”). The Additional Convertible Promissory Note provided that, upon the consummation of a Business Combination, the Additional Working Capital Loans would either be repaid, or, at the Sponsor’s election, converted into a number of shares of Class A common stock of the Company (or the shares or other securities of another entity for or into which the Class A common stock of the Company are exchangeable or convertible in connection with a Business Combination) equal to the then aggregate principal amount plus accrued and unpaid interests outstanding, divided by $10.00. If a Business Combination is not consummated, the Additional Convertible Promissory Note provides that the Company will use a portion of proceeds held outside the Trust Account to repay the Additional Working Capital Loans, but no proceeds held in the Trust Account would be used for such purposes.

The Company elected the fair value option as the reporting value of the A&R Convertible Promissory Note and Additional Convertible Promissory Note (together “Convertible Promissory Notes” or “Working Capital Loans”). As a result of applying the fair value option, the Company records each draw with a gain or loss recognized at issuance, and subsequent changes in fair value are recorded as change in fair value of Convertible Promissory Note on the statement of operations. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s assumptions a market participant would use in pricing the asset or liability. As of December 31, 2023, an aggregate of $1,750,000 was drawn on the Convertible Promissory Notes and presented at its fair value on the balance sheet of $1,645,525.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2023 and 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company follows the guidance in ASC Topic 820, “Fair Value Measurement”, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The Fair Value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the Measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

See Note 10 for additional information on assets and liabilities measured at fair value.

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Redeemable common stock is classified as temporary equity. Non-redeemable common stock is classified as permanent equity. The Company’s common stock feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

On May 18, 2022, the Company held a special meeting in lieu of an annual meeting at which the Company’s stockholders approved extending the date by which the Company had to complete a Business Combination from May 24, 2022 to November 24, 2022. In connection with the approval of the extension, stockholders elected to redeem an aggregate of 10,036,744 shares of class A common stock. As a result, an aggregate of $102,894,278 (or approximately $10.25 per share) was released from the Trust Account to pay such redeeming stockholders.

On November 23, 2022, the Company held a special meeting in lieu of an annual meeting at which the Company’s stockholders approved extending the date by which the Company had to complete a Business Combination from November 24, 2022 to May 24, 2023. In connection with the approval of the extension, stockholders elected to redeem an aggregate of 954,800 shares of class A common stock. As a result, an aggregate of $10,142,765 (or approximately $10.62 per share) was released from the Trust Account to pay such redeeming stockholders.

On May 18, 2023, the Company convened a special meeting at which the Company’s stockholders approved extending the date by which the Company had to complete a Business Combination from May 24, 2023 to August 24, 2023. In connection with the approval of the extension, stockholders elected to redeem an aggregate of 14,406 shares of class A common stock. As a result, an aggregate of $164,297 (or approximately $11.40 per share) was released from the Trust Account to pay such stockholders.

On August 17, 2023, the Company convened a special meeting of stockholders virtually and voted in the affirmative on the proposal to extend the date by which the Company must complete its initial Business Combination from August 24, 2023 to November 24, 2023 (the “Extension Amendment Proposal 4”). In connection with the Extension Amendment Proposal 4, a shareholder holding one Public Share exercised their right to redeem such Public Share for a pro rata portion of the Trust Account. On August 23, 2023, the Company paid from the Trust Account $12.23 to the redeeming shareholder.

On November 17, 2023, the Company held a special meeting at which the Company’s stockholders approved extending the date by which the Company must complete its initial Business Combination from November 24, 2023 to February 24, 2024. In connection with the approval of the extension, stockholders elected to redeem 9,966 Public Share and exercised their right to redeem such Public Share for a pro rata portion of the Trust Account. The Company expects to pay approximately $12.46 or an aggregate of $124,176 from the Trust Account to the redeeming stockholders with respect to such redeemed Public Shares. As of December 31, 2023, the redemption remains outstanding and is included as redemptions payable on the balance sheet.

As of December 31, 2023 and 2022, 484,083 and 508,456 shares of class A common stock subject to possible redemption, respectively, are presented at redemption value as temporary equity, outside of the stockholders’ deficit section of the balance sheets.

The change in the carrying value of redeemable common stock resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2023 and 2022, the Class A common stock reflected in the accompanying balance sheets are reconciled in the following table.

	December 31,	December 31,
	2023	2022
As of beginning of the period	$5,211,674	$117,861,531
Less:
Redemptions	(164,309)	(113,037,043)
Redemptions payable	(124,176)	—
Plus:
Receivable from Sponsor for Trust funding	138,437	—
Remeasurement adjustment of carrying value to redemption value (1)	864,261	387,186
Class A common stock subject to possible redemption	$5,925,887	$5,211,674

(1)	The period ended December 31, 2023, includes deposits of $622,965 in the Trust Account made by Wentworth (see Note 1). Such deposits are not included as a reduction to stockholders’ equity.

Stock based Compensation

The Company complies with ASC 718 Compensation — Stock Compensation regarding founder shares acquired by directors of the Company at prices below fair value. The acquired shares shall vest upon the Company consummating an initial business combination (the “Vesting Date”). If prior to the Vesting Date, the director ceases to be a director, the shares will be forfeited and funds paid for the shares shall be refunded. The founder shares owned by the director (1) may not be sold or transferred, until one year after the consummation of a business combination, (2) not be entitled to redemption from the funds held in the Trust Account, or any liquidating distributions. The Company has until February 24, 2024 to consummate a business combination, and if a business combination is not consummated, the Company will liquidate and the shares will become worthless.

The shares were issued in October 2020 and November 2020 (“Grant Dates”), and the shares vest, not upon a fixed date, but upon consummation of an initial business combination. Since the approach in ASC 718 is to determine the fair value without regard to the vesting date, the Company has determined the valuation of the Class B shares as of the Grant Dates. The valuation resulted in a fair value of $6.19 per share as of the Grant Dates, or an aggregate of $1,671,300 for the 270,000 shares. The aggregate amount paid for the acquired shares was approximately $218,000. The excess fair value over the amount paid is $1,453,300, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial business combination.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Net (Loss) Income per Common Share

The Company has two classes of stock, which are referred to as redeemable Class A common stock and non-redeemable Class A and Class B common stock. Earnings and losses are shared pro rata between the two classes of stock. The 15,184,550 potential common stock for outstanding warrants to purchase the Company’s stock were excluded from diluted (loss) income per share for the year ended December 31, 2023 and 2022 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net (loss) income per common stock is the same as basic net (loss) income per common stock for the periods. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share for each class of common stock:

	For the Year Ended December 31,
	2023	2022
Net (loss) income available to Redeemable Class A	$(109,820)	$838,385
Basic and diluted weighted average shares outstanding, Class A common stock, subject to possible redemption	$498,450	$4,859,959
Basic and diluted net (loss) income per share, redeemable Class A common stock	(0.22)	0.17
Net (loss) income available to non-redeemable Class A and Class B common stock	(674,611)	513,849
Basic and diluted weighted average shares outstanding, Non-Redeemable Class A and Class B common stock	$2,979,000	$2,979,000
Basic and diluted net (loss) income per share, Class A and Class B common stock	$(0.23)	$0.17

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 – Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

In August 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception, and it simplifies the diluted earnings per share calculation in certain areas. The provisions of ASU 2020-06 are applicable to the Company for fiscal years beginning after December 15, 2023, with early adoption permitted no earlier than fiscal years beginning after December 15, 2020. The Company is currently evaluating the impact of ASU 2020-06 on its financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its financial statements and disclosures.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 — Initial Public Offering

Pursuant to the Public Offering on November 24, 2020, the Company sold 10,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, par value $0.0001 per share and three-fourths of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. Each whole warrant will become exercisable on the later of the completion of the initial business combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the initial business combination, or earlier upon redemption or liquidation.

Simultaneously with the closing of the Public Offering, the underwriters elected to exercise their full over-allotment option of 1,500,000 Units at a purchase price of $10.00 per Unit.

Upon closing the Public Offering and the sale of the Over-Allotment Units, a total of $117,848,550 ($10.25 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company (“CST”) acting as trustee.

Warrants

Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a business combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a business combination or earlier upon redemption or liquidation. The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial business combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.

The Company may call the Public Warrants for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•	if, and only if, the reported closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis”, as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial business combination within the combination period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

If (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $9.20 per common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the initial stockholders or their affiliates, without taking into account any Founder Shares held by the initial stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Note 5 — Private Placement

On November 24, 2020, simultaneously with the closing of the Public Offering and the closing of the exercise of the over-allotment option, the Sponsor and one of the Company’s directors purchased an aggregate of 6,481,550 Private Warrants at a price of $1.00 per Private Warrant, for an aggregate purchase price of $6,481,550, in a private placement. A portion of the proceeds from the private placement was added to the proceeds from the Public Offering held in the Trust Account.

The Private Warrants are identical to the Public Warrants sold in the Public Offering except that the Private Warrants, so long as they are held by the Sponsor or their permitted transferees, (i) will not be redeemable by the Company, (ii) may not (including the shares of Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

The Company’s Sponsor has agreed to: (i) waive its redemption rights with respect to its Founder Shares and public shares in connection with the completion of the Company’s initial business combination; (ii) waive its redemption rights with respect to its Founder Shares and public shares in connection with a stockholder vote to approve an amendment to the Company’s Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial business combination within 18 months from the closing of the Public Offering or (B) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity; (iii) waive its rights to liquidating distributions from the Trust Account with respect to its Founder Shares if the Company fails to consummate its initial business combination within 18 months from the closing of the Public Offering, although the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any public shares it holds if the Company fails to complete its initial business combination within the prescribed time frame; and (iv) vote any Founder Shares and any public shares purchased during or after the Public Offering (including in open-market and privately negotiated transactions) in favor of the Company’s initial business combination.

In accordance with the Second Amendment to the Merger Agreement, the Sponsor has agreed to forfeit 3,084,450 of Private Warrants immediately prior to the effective time of the Business Combination.

Note 6 — Related Party Transactions

Founder Shares

In August 2020, the Sponsor paid $25,000, or approximately $0.006 per share, to cover certain offering costs in consideration for 4,312,500 shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”). On October 22, 2020 and November 3, 2020, the Sponsor surrendered an aggregate of 1,437,500 Founder Shares, which were cancelled, resulting in an aggregate of 2,875,000 Founder Shares outstanding and held by the Sponsor. Up to 375,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriters. In connection with the underwriters’ full exercise of their over-allotment option on November 24, 2020, the 375,000 Founder Shares were no longer subject to forfeiture.

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (i) one year after the completion of the initial business combination; or (ii) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction after the initial business combination that results in all of the Company’s stockholders having the right to exchange their Class A common stock for cash, securities or other property; except to certain permitted transferees and under certain circumstances (the “lock-up”). Notwithstanding the foregoing, if (1) the closing price of Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination or (2) if the Company consummates a transaction after the initial business combination which results in the Company’s stockholders having the right to exchange their shares for cash, securities or other property, the Founder Shares will be released from the lock-up.

In October 2020 and November 2020 (“Grant Dates”), the Sponsor transferred a total of 270,000 Founder Shares to the Company’s directors. The shares vest, not upon a fixed date, but upon consummation of an initial business combination. The Company has determined the valuation of the Class B shares as of the Grant Dates. The valuation resulted in a fair value of $6.19 per share as of the Grant Dates, or an aggregate of $1,671,300 for the 270,000 shares. The aggregate amount paid for the transferred shares was approximately $218,000. The excess fair value over the amount paid is $1,453,300, which is the amount of share-based compensation expense which the Company will recognize upon consummation of an initial business combination.

Convertible Promissory Notes

In order to finance transaction costs in connection with a business combination, on March 24, 2022, the Company and Sponsor entered into the Initial Convertible Promissory Note pursuant to which Sponsor agreed to loan the Company up to $1,500,000. The Initial Convertible Promissory Note provides that, upon the consummation of a Business Combination, the Initial Working Capital Loans would either be repaid out of the proceeds of the Trust Account released to the Company, without interest, or, at the Sponsor's election, converted into additional Private Warrants at a price of $1.00 per Private Warrant. If a Business Combination is not consummated, the Initial Convertible Promissory Note provides that the Company will use a portion of proceeds held outside the Trust Account to repay the Initial Working Capital Loans, but no proceeds held in the Trust Account would be used for such purpose. At December 31, 2023 and 2022, the Company had drawn down $0 and $1,500,000, respectively under the Initial Convertible Promissory Note.

On October 6, 2023, the Company and Sponsor entered into the A&R Convertible Promissory Note, which amends and restates the Initial Convertible Promissory Note to provide that, among other things, upon the consummation of a Business Combination , the Initial Working Capital Loans would either be repaid, or at Wentworth’s election, converted into a number of shares of Class A common stock of the Company (or the shares or other securities of another entity for or into which the Class A common stock of the Company are exchangeable or convertible in connection with a Business Combination) equal to the then aggregate principal amount plus accrued and unpaid interests outstanding, divided by $10.00.

Also on October 6, 2023, the Company and Sponsor entered into the Additional Convertible Promissory Note pursuant to which Sponsor agreed to loan the Company up to $250,000 (such loans, the “Additional Working Capital Loans”). The Additional Convertible Promissory Note provided that, upon the consummation of a Business Combination, the Additional Working Capital Loans would either be repaid, or, at the Sponsor’s election, converted into a number of shares of Class A common stock of the Company (or the shares or other securities of another entity for or into which the Class A common stock of the Company are exchangeable or convertible in connection with a Business Combination) equal to the then aggregate principal amount plus accrued and unpaid interests outstanding, divided by $10.00. If a Business Combination is not consummated, the Additional Convertible Promissory Note provides that the Company will use a portion of proceeds held outside the Trust Account to repay the Additional Working Capital Loans, but no proceeds held in the Trust Account would be used for such purposes.

As of December 31, 2023 and 2022, the Company had drawn $1,750,000 and $1,500,000 on the Convertible Promissory Notes or the Initial Convertible Promissory Note.

Administrative Service Fee

Commencing on the date of the final prospectus for the Public Offering, the Company agreed to pay the Sponsor up to $10,000 per month for office space, secretarial and administrative services as needed. Upon completion of the initial Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. The Sponsor has forgone charging the Company for the administrative service fee and during the year ended December 31, 2022, the Sponsor agreed to forgive the administrative service fee in the amount of $1,667, and accordingly, at December 31, 2023 and December 31, 2022, no amounts were due for this administrative service fee.

Note 7 — Commitments

Registration Rights

The holders of (i) the Founder Shares, which were issued in a private placement prior to the closing of the Public Offering, (ii) Private Warrants, which were issued in a private placement simultaneously with the closing of the Public Offering, and the common stock underlying such Private Warrants and (iii) Private Warrants that may be issued upon conversion of Working Capital Loans (and the securities underlying such securities) have registration rights to require the Company to register a sale of any of its securities held by them pursuant to a registration rights agreement. These holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company, subject to certain limitations. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

A deferred underwriting discount of $0.35 per Unit, or $4.02 million in the aggregate, will be payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes an initial business combination, subject to the terms of the underwriting agreement, which has been revised as disclosed below.

In connection with the initial Business Combination, the Company engaged Oppenheimer & Co. Inc. (“Oppenheimer”) and SPAC Advisory Partners LLC (“SAP”) to act as its financial advisors, each will be entitled to customary fees in such capacity, with payment due at, and conditioned upon, the closing of the Business Combination. Oppenheimer & Co. Inc. will be due 3.5% of the value of the Company’s IPO or $4,025,000 upon consummation of the Company’s initial Business Combination. This amount is reported on the balance sheet as deferred underwriters’ compensation.

In connection with the closing of the Business Combination, the underwriting agreement was revised, and the Company, Oppenheimer and SAP agreed to the following:

•	Oppenheimer was paid $1.5 million in cash at the closing of the Business Combination; plus
•	$500,000 in cash to be paid prior to the one-year anniversary of Closing; plus
•	$460,000 in cash to be paid as a portion of a capital markets advisory fee: plus
•	SAP was paid $0.25 million in cash at closing.

Note 8 — Stockholders’ Deficit

On August 17, 2023, Sponsor converted 2,605,000 shares of Class B common stock into shares of Class A common stock on a one-for-one basis. The holders of the newly converted shares of Class A common stock have agreed to carry over the transfer restrictions associated with the Founder Shares and have no rights to funds in the Trust Account. After the conversion and redemptions at December 31, 2023, there are 3,193,083 and 270,000 Class A common and Class B common stock, respectively, issued and outstanding.

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share and with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2023 and 2022, there were no preferred shares issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class A common stock. At December 31, 2023 and 2022, there were 484,083 and 508,456 shares of Class A common stock issued and outstanding subject to possible redemption (excluding 9,966 Public Shares redeemed in relation to the November 17, 2023 special meeting), and 2,709,000 and 104,000 shares of Class A common stock not subject to redemption held by the sponsor, the underwriters and/or its designees, respectively.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders are entitled to one vote for each share of Class B common stock. There were 270,000 and 2,875,000 shares of Class B common stock issued and outstanding at December 31, 2023 and 2022.

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule.

The Class B common stock will automatically convert into Class A common stock on the first business day following the consummation of the initial business combination at a ratio such that the number of Class A common stock issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (a) the total number of all shares of Class A common stock issued and outstanding (including any shares of Class A common stock issued pursuant to the underwriter’s over-allotment option) upon the consummation of the Public Offering, plus (b) the sum of all shares of Class A common stock issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination(including any shares of Class A common stock issued pursuant to a forward purchase agreement), excluding any shares of Class A common stock or equity-linked securities or rights exercisable for or convertible into Class A common stock issued, deemed issued, or to be issued, to any seller in the initial business combination and any private shares issued to the Sponsor, members of the Company’s management team or any of their affiliates upon conversion of Working Capital Loans, minus (c) the number of shares of Class A common stock redeemed in connection with the initial business combination, provided that such conversion of shares of Class B common stock shall never be less than the initial conversion ratio. In no event will the Class B common stock convert into Class A common stock at a rate of less than one-to one.

Note 9 — Income Tax

The Company’s net deferred tax liability at December 31, 2023 and 2022 are as follows:

	December 31,	December 31,
	2023	2022
Deferred tax assets
Organizational costs/Startup expenses	$812,823	$843,823
Federal Net Operating Loss	—	20,252
Change in fair value of convertible debt	(40,014)	(31,151)
Total deferred tax assets	772,809	832,924
Valuation Allowance	(812,823)	(864,075)
Deferred tax liability	$(40,014)	$(31,151)

The income tax provision for the year ended December 31, 2023 and 2022 consists of the following:

	December 31,	December 31,
	2023	2022
Federal
Current	4,454	5,659
Deferred	409,190	(540,116)

States
Current	20,597	—
Deferred	(349,076)	—
Change in valuation allowance	(51,251)	571,267
Income tax (benefit) provision	$33,914	$36,810

As of December 31, 2023 and 2022, the Company had $0 and $96,436 of U.S. federal net operating loss carryovers, which do not expire, and no state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2023 and 2022, the change in the valuation allowance was $51,251 and $571,267, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2023 and 2022 is as follows:

	December 31,	December 31,
	2023	2022
Statutory federal income tax rate	21.0%	21.0%
Business Combination expenses	(66.1)%	27.8%
State taxes, net of federal tax benefit	106.5%	0.0%
Transaction costs	0.0%	0.0%
Change in fair value of Derivative Liabilities	(45.3)%	(87.3)%
Change in valuation allowance	6.6%	41.1%
Income tax provision	22.9%	2.6%

The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities since inception.

Note 10 — Recurring Fair Value Measurements

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet. The fair values of cash and cash equivalents, prepaid expenses, accounts payable and accrued expenses, due to related parties are estimated to approximate the carrying values as of December 31, 2023 and 2022 due to the short maturities of such instruments.

Since all of the Company’s permitted assets in the Trust Account consist of demand deposits at December 31, 2023 and U.S. Money Market funds at December 31, 2022, fair values of these assets are determined utilizing quoted prices (unadjusted) in active markets for identical assets. The Company’s warrant liability for the Private Warrants and Convertible Promissory Notes is based on valuation models utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair values. The Company’s warrant liability for the Public Warrants is based on quoted prices in an active market for identical assets.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value on a recurring basis at December 31, 2023 and 2022:

December 31, 2023	Level 1	Level 2	Level 3
Assets:
Demand deposits held in Trust Account	$6,262,478	$—	$—

Liabilities:
Convertible Promissory Notes	$—	$—	$1,645,525
Private Placement Warrants	$—	$—	$721,551
Public Warrants	$862,500	$—	$—

December 31, 2022	Level 1	Level 2	Level 3
Assets:
U.S. Money Market Mutual Funds held in Trust Account	$5,514,494	$—	$—

Liabilities:
Convertible Promissory Note	$—	$—	$1,351,662
Private Placement Warrants	$—	$—	$327,978
Public Warrants	$345,000	$—	$—

Warrants and Convertible Promissory Note

The Warrants and Convertible Promissory Notes are accounted for as liabilities in accordance with ASC 815-40 on the balance sheets. The warrant liabilities and Convertible Promissory Notes are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities and convertible promissory notes in the statement of operations.

Measurement

On December 31, 2023 and 2022, the Company’s Public Warrants were trading in an active market and valuation of the Company’s Public Warrant liability was determined based upon the closing market price at December 31, 2023 and 2022, respectively.

On December 31, 2023 and 2022, the Company used a modified Black-Scholes model to value the Private Warrants.

The key inputs into the modified Black Scholes option pricing model for the Private Placement Warrants were as follows:

	December 31,	December 31,
Input	2023	2022
Stock price	$12.40	$10.02
Exercise price	$11.50	$11.50
Term (years)	5.00	5.00
Risk free rate	3.84%	3.99%
Dividend yield	—%	—%
Volatility	11.2%	1.8%
Probability of a successful business combination	95%	92.5%

On December 31, 2023 and 2022, the Company used a yield-to-maturity bond pricing model to value the Convertible Promissory Notes.

The key inputs into the pricing model for the Convertible Promissory Notes was as follows:

	December 31,	December 31,
Input	2023	2022
Amount due at maturity	$1,750,000	$1,500,000
Term (years)	0.15	0.39
Probability of a successful business combination	95%	92.5%
Present value factor	0.9898	0.9742
Risk free rate	7.05%	4.62%
Volatility	—%	1.8%

The Company’s use of models required the use of subjective assumptions:

•	The risk-free interest rate assumption was based on the five-year U.S. Treasury rate, which was commensurate with the contractual term of the Private Warrants and Convertible Promissory Note. An increase in the risk-free interest rate, in isolation, would result in an increase in the fair value measurement of the Private Warrant and Convertible Promissory Note and vice versa.

•	An increase in the expected term, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and Convertible Promissory Note and vice versa.

•	The volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the Private Warrant and Convertible Promissory Note and vice versa.

•	As of December 31, 2023, the probability of a successful business combination was based on the premises that the Business Combination Agreement had been executed and was scheduled to close on March 15, 2024. As of the date of these financial statements the Business Combination has been consummated.

The following table provides a reconciliation of changes in fair value of the beginning and ending balances for our financial instruments classified as Level 3:

Fair Value - Financial Instruments Classified as Level 3
December 31, 2022	$1,679,640
Borrowing - Convertible Promissory Notes	250,000
Change in value of Convertible Promissory Notes	43,863
Change in fair value - Private Warrant Liabilities	393,573
December 31, 2023	$2,367,076

Fair Value - Financial Instruments Classified as Level 3
December 31, 2021	$2,820,607
Borrowing - Convertible Promissory Note	1,500,000
Change in value of Convertible Promissory Note	(148,338)
Change in fair value - Private Warrant Liabilities	(2,492,629)
December 31, 2022	$1,679,640

Note 11 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as disclosed above, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements other than noted below.